Exhibit No. 10

UNITED RETAIL GROUP, INC.
STOCK APPRECIATION RIGHTS PLAN
- as amended April 18, 2005 -

WHEREAS, United Retail Group, Inc., a Delaware corporation (the “Company”), desires to attract and retain the best available directors, to provide long range inducements for them to remain associated with the Company and to provide directors a permanent stake in the Company with the interest and outlook of owners;

NOW, THEREFORE, the Board of Directors hereby amends and restates the United Retail Group, Inc. Stock Appreciation Rights Plan from and after the Effective Date (as hereinafter defined) to read in its entirety, as follows:

Section 1. Definitions. The following terms have the following meanings when used in this Stock Appreciation Rights Plan, in both singular and plural forms:

“Additional Right” means a Director’s free standing entitlement to a payment in accordance with Section 3.2 hereof.

“Annual Meeting” means the yearly meeting of stockholders of the Company to elect Directors.

“Associate” means a common law employee of the Company.

“Change in Control” means the first to occur of any of the following events, but only to the extent such event is a change in control for purposes of Section 409A of the Internal Revenue Code:

(i)	Change in ownership of the Company. A change in the ownership of the Company is deemed to occur on the date that any one person, or more than one person acting as a group (as described in paragraph (iv)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph applies only when there is a transfer or issuance of stock of the Company and the stock of the Company remains outstanding after the transaction.

(ii)	Change in effective control of the Company. Change in the effective control of the Company occurs on the date that either (A) any one person, or more than one person acting as a group (as described in paragraph (iv)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company; or (B) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. If any one person, or more than one person acting as a group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in the effective control of the Company.

(iii)	Sale of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person or persons acting as a group acquire (or have acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer, or a transfer of assets by the Company to any of the following, are not considered to be a change in the ownership of a substantial portion of the Company’s assets for purposes of this paragraph: (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, 50 percent or more of the total value of voting power of which is owned, directly or indirectly, by the Company; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or (D) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (C). For purposes of this paragraph (iii) and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the Company after the transaction is not treated as a change in the ownership of the assets of the Company.

(iv)	Persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in the Company and another corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction with the Company, such shareholder is considered to be acting as a group with other shareholders of the other corporation only with respect to their ownership in that corporation prior to the transaction.

“Company” means United Retail Group, Inc., a Delaware corporation.

“Director” means a duly elected and acting member of the Board of Directors of the Company who is not an Associate.

“Disabled” means the inability of a Director to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months.

“Effective Date” means May 23, 2000.

“Holder” means the person who is, at the time of reference, entitled to receive payment under a Right and/or an Additional Right.

“Option” means any right to purchase Shares granted under the Stock Option Plan.

“Option Price” means the price per Share at which an Option is exercisable.

“Right” means a Director’s free standing entitlement to a payment in accordance with Section 2.2 hereof.

“Rightsholder” means a Director who holds an unexercised and outstanding Option under the Stock Option Plan or an Additional Right.

“Shares” means units consisting of Common Stock, with par value equal to $.001 per share, of the Company with stock purchase rights attached and such additional and substitute securities and other property as may be issuable upon the exercise of Options.

“Stock Option Plan” means any stock option plan of the Company in effect on or after the Effective Date, as amended.

“Value” means (a) if the Shares are listed or admitted to trading on a national securities exchange (including the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) Stock Market), the closing price of Shares on the principal securities exchange on which the Shares are listed or admitted to trading on the day prior to the date of determination, or if no closing price can be determined for the date of determination, the most recent date for which such price can reasonably be ascertained, or (b) if the Shares are not listed or admitted to trading on a national securities exchange but are publicly traded, the mean between the representative bid and asked prices of the Shares in the over-the-counter market at the closing of the day prior to the date of determination or the most recent such bid and asked prices then available, as reported by NASDAQ or if the Shares are not then quoted by NASDAQ as furnished by any market maker selected from time to time by the Chairman of the Board of the Company for that purpose, or (c) if neither (a) nor (b) is applicable, the fair market value on the applicable date as determined by the Chairman in good faith using factors he deems to be relevant including but not limited to any sale of Shares to an independent third party.

Section 2. Grants of Rights.

2.1.     Formula. Beginning on the Effective Date, each Director elected at each Annual Meeting will automatically be granted one Right for each Share issuable upon exercise of each Option granted at the same Annual Meeting. For example, on the Effective Date, each Director elected on that date was granted 3,000 Rights under this Stock Appreciation Rights Plan and 3,000 Options under the Stock Option Plan.

2.2.     Payment.Each Right granted to a Director under this Section 2 shall be automatically exercised without notice if and when a Share is issued under the Stock Option Plan upon the exercise of the contemporaneous Option with which the Right is associated. As soon as practicable after such Share is issued, the Company shall pay to the Holder for each Right an amount in cash equal to the remainder of (i) the Value of the Share determined as of the date the Option is exercised minus (ii) the Option Price and any applicable withholding taxes.

2.3.     Termination. In the event that the contemporaneous Option with which a Right is associated lapses, is surrendered for cancellation or otherwise becomes unexercisable, the Right shall terminate and the Company shall have no liability with respect to the termination of the Right.

Section 3. Grants of Additional Rights.

3.1.     Formula. Beginning on April 18, 2005, each Director elected at each Annual Meeting will automatically be granted an Additional Right for each Share issuable upon exercise of each Option granted at the same Annual Meeting. For example, effective on and after April 18, 2005, each Director elected at an Annual Meeting would receive 5,000 Options under the Stock Option Plan, 5,000 Rights under Section 2 of this Stock Appreciation Rights Plan and 5,000 Additional Rights under this Stock Appreciation Rights Plan.

3.2.     Payment for Additional Rights. Each Additional Right granted to a Director under this Section 3 shall be automatically exercised without notice if and when a Share is issued under the Stock Option Plan upon the exercise of the contemporaneous Option with which the Additional Right is associated. The Company shall pay to the Holder for each Additional Right an amount in cash equal to the remainder of (i) the Value of the Shares determined as of the date the Additional Right is automatically exercised minus (ii) the Option Price and any applicable withholding taxes. Payment shall be made to the Holder on the tenth anniversary of the date of grant of the Additional Right (or such earlier date specified in the Additional Right as its expiration date) regardless of when the Additional Right is automatically exercised, provided that payment shall be made if, prior to the expiration date set forth in the Additional Right, the Director dies, becomes Disabled or separates from service as a Director or there occurs a Change in Control. The Company shall accelerate a portion of the payment of the Additional Right to pay (i) the Federal Insurance Contributions Act tax imposed under Sections 3101 and 3121(v)(2) of the Internal Revenue Code on the Additional Right and (ii) income tax withholding on the accelerated payments.

3.3.     Termination. In the event that the contemporaneous Option with which an Additional Right is associated lapses, is surrendered for cancellation or otherwise becomes unexercisable, the Additional Right shall terminate and the Company shall have no liability with respect to the termination of the Additional Right.

Section 4. Administration.

4.1.     Powers of Chairman. The Chairman of the Board of the Company will have the power to do the following:

4.1.1.     To maintain records relating to Rightsholders and Holders;

4.1.2.     To prepare and furnish to Rightsholders and Holders all information required by applicable law;

4.1.3.     To construe and apply the provisions of this Stock Appreciation Rights Plan and to correct defects and omissions therein;

4.1.4.     To engage assistants and professional advisers;

4.1.5.     To provide procedures for determination of claims under this Stock Appreciation Rights Plan;

4.1.6.     To make any factual determinations necessary or useful under this Stock Appreciation Rights Plan; and

4.1.7.     To adopt and revise rules, regulations and policies under this Stock Appreciation Rights Plan.

4.2.     Binding Effect of Actions.All actions taken by the Chairman under this Stock Appreciation Rights Plan will be final and binding on all persons.

4.3.     Indemnification.The Chairman shall not be personally liable for any action, interpretation or determination made with respect to this Stock Appreciation Rights Plan and shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and By-laws, as amended from time to time.

Section 5. Rights of Holders.

5.1.     Amendment. Rights granted prior to this April 18, 2005 amendment shall remain in full force and effect in accordance with the terms of the Stock Appreciation Rights Plan as in effect on the date the associated Option was granted and shall not be impaired or affected by this amendment. Rights shall continue to be automatically granted and automatically exercised pursuant to Section 2 hereof as if this Stock Appreciation Rights Plan had not been amended. The provisions of Section 3 for Additional Rights shall be deemed to be a separate program and not a modification of the program for the grant of Rights as in effect prior to this April 18, 2005 amendment. No amendment to this Stock Appreciation Rights Plan or any grant hereunder shall be made so as to impair or adversely alter the rights of any Holder without such Holder’s consent or constitute a material modification of the provisions hereof in effect prior to October 3, 2004 in contravention of the provisions of Section 409A of the Internal Revenue Code.

5.2.     No Right to Employment.Nothing in this Stock Appreciation Rights Plan or in any Right or Additional Right will confer upon any Director any right to continue in office.

5.3.     Successors and Assigns.The obligations of the Company under this Stock Appreciation Rights Plan will be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

5.4.     Rights as Stockholder.No Holder will have any of the rights of a stockholder of the Company.

5.5.     Beneficiaries and Assignment of Rights and Additional Rights.No Right or Additional Right may be assigned, pledged, hypothecated, given, or otherwise transferred by the Holder, except that (i) a Rightsholder will be entitled to designate a beneficiary of the Right or Additional Right upon the Rightsholder’s death by delivering such designation in writing to the Vice President-Associate Services of the Company, (ii) if no such designation is made by the Rightsholder, the Right or Additional Right will be transferred upon the Rightsholder’s death as determined under the applicable laws of descent and distribution, (iii) a Right or Additional Right shall be transferred in accordance with a qualified domestic relations order (as defined in the Internal Revenue Code), and (iv) a Holder may sell and assign a Right, but not an Additional Right, to the Company for a price agreed by the Holder and the Chairman of the Board of the Company to be fair and in the best interests of the Company and its stockholders. If a Holder suffers a Disability and does not have the capacity to receive a payment, such payment will be made to the Holder’s guardian or attorney-in-fact.

6.     Miscellaneous.

6.1.     Notices.Notices permitted to be made under this Stock Appreciation Rights Plan will be sufficiently made if personally delivered or sent by first-class certified mail addressed (i) to the Holder at the Holder’s address as set forth in the books and records of the Company, or (ii) to the Company at the principal office of the Company to the attention of the Vice President-Associate Services. Any party may change its address through the method described above.

6.2.     Captions.The captions and section numbers appearing in this Stock Appreciation Rights Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Stock Appreciation Rights Plan.

6.3.     Applicable Law.This Stock Appreciation Rights Plan will be governed by and interpreted, construed, and applied in accordance with the laws of the State of New Jersey to the extent that they apply.

6.4.     Severability.The provisions of this Stock Appreciation Rights Plan are intended to comply with all legal requirements, including, without limitation, Section 409A of the Internal Revenue Code. Any provisions of this Stock Appreciation Rights Plan that are held illegal or invalid for any reason shall be null and void ab initio. If any provisions of this Stock Appreciation Rights Plan are held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

6.5.     Interpretation.The provisions of this Stock Appreciation Rights Plan with respect to a Right shall be interpreted, construed and applied as much as possible in a manner consistent with the interpretation, construction and application of the Stock Option Agreement for the contemporaneous Option with which the Right is associated.

6.6 Termination.The Company reserves the right to terminate this Stock Appreciation Rights Plan at any time, provided that termination of the Plan shall not terminate Rights or Additional Rights granted prior to the effective date of termination of the Stock Appreciation Rights Plan.